SECURITIES AND EXCHANGE COMMISSION

                               Washington, D.C.  20549


                                      FORM 8-K

                                   CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of the

                           Securities Exchange Act of 1934

    Date of Report (Date of earliest event reported):  December 20, 1996



                                Freeport-McMoRan Inc.


         Delaware                   1-8124            13-3051048
     (State or other             (Commission         (IRS Employer
     jurisdiction of             File Number)        Identification
     incorporation or                                Number)
     organization)

                                 1615 Poydras Street
                             New Orleans, Louisiana  70112

   Registrant's telephone number, including area code:  (504) 582-4000






          Item 5.   Other Events.
               ------------------

          CAUTIONARY STATEMENT FOR PURPOSES OF THE "SAFE HARBOR" PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995.

               From time to time, Freeport-McMoRan Inc. (the "Company") may make certain written and oral forward-looking statements. Important factors that could cause actual results to differ materially from anticipated results or expectations include the following: fluctuations in the actual or anticipated supply of and demand for fertilizer products that are frequently affected by rapidly changing agricultural conditions; changes in governmental policies that affect the number of acres planted, levels of grain stocks, the mix of crops planted and prevailing crop prices; fluctuations in the supply of and demand for sulphur and oil; imprecision in estimating sulphur and oil reserves; possible increased environmental costs and liabilities arising from the production, storage and distribution of phosphate fertilizers and chemicals, sulphur and oil; unanticipated industrial accidents; plant damage caused by severe weather or natural disasters; unexpected geological conditions resulting in cave-ins, flooding and rock-bursts and unexpected changes in rock stability conditions; exchange rate fluctuations; fluctuations in interest rates; unanticipated difficulties in obtaining necessary financing; timing of necessary governmental permits and approvals relating to operations, expansions of operations and financing of operations; and difficulties in reaching agreements, or resolving disputes, with joint venture partners, government officials, suppliers or customers.

               Many of these factors are beyond the Company's ability to control or predict. Investors are therefore cautioned not to place undue reliance upon forward-looking statements. The Company assumes no obligation to update its forward-looking statements, whether as a result of receiving new information, the occurrence of future events or otherwise.

               A more detailed discussion of certain of the foregoing factors follows:

          Seasonality and Volatility of Product Markets
               The Company through Freeport-McMoRan Resource Partners, Limited Partnership ("FRP") sells its fertilizer products in the domestic and export markets under spot market and long-term contract terms. Agricultural demand for FRP's phosphate fertilizers is materially affected by prevailing agricultural conditions. Generally, FRP experiences seasonal increases in domestic sales prior to the fall and spring planting of crops and diminished sales after the spring planting season. Sales are also influenced by current and projected grain inventories and prices, quantities of fertilizers imported to and exported from North America and various governments' agricultural policies. Grain inventories are directly influenced by highly unpredictable weather patterns and rapidly changing field conditions (particularly during periods of high fertilizer consumption), and by trends in world-wide food consumption.

               Among the governmental policies that influence the fertilizer markets are those directly or indirectly influencing the number of acres planted, the level of grain stocks, the mix of crops planted and crop prices. In the United States, the Farm Bill enacted in April of 1996 ends government-guaranteed prices for corn, other feed grains, cotton, rice and wheat, and provides farmers with guaranteed payments that decline over seven years. The Farm Bill also brought an immediate end to planting controls. The Company has not yet determined whether the Farm Bill will have an effect on its operations. The possibility that the U.S. government or any foreign government may remove acres from cultivation through subsidies to farmers is an important factor influencing the demand for fertilizers.

               All of the Company's major products are commodities, and the markets and prices for such products have been volatile historically and may continue to be volatile in the future. The Company's operating margins and cash flow are subject to substantial fluctuations in response to changes in supply and demand for its products, conditions in the domestic and foreign agriculture industry, market uncertainties and a variety of additional factors beyond the Company's control.

          Competition
               The sulphur, fertilizer and phosphate rock mining industries are highly competitive. Because competition is based largely on price, maintaining low production costs is critical to competitiveness. Any increases in the Company's costs or decreases in its competitors' costs affect the Company's ability to compete effectively. Because the market for the Company's products is global, the Company faces intense competition from overseas producers, most of which are state supported, especially those in North Africa and the former Soviet Union. Additionally, foreign competitors frequently are motivated by non-market factors such as the need for hard currency, rather than by normal considerations of profit and loss.

          Environmental Matters
               The Company's operations include exploration, mining, development and production of natural resources, chemical processing, and the extraction, handling, production, processing, treatment, storage, transportation and disposal of materials and waste products that may be toxic or hazardous. Consequently, the Company is subject to numerous environmental laws and regulations. The Company has incurred and will continue to incur, significant capital expenditures and operating costs based on these laws and regulations. Continued governmental and public emphasis on environmental issues may result in increased capital expenditures and operating costs in the future, although the impact of future laws and regulations or future changes to existing laws and regulations cannot be predicted or quantified.

               Federal legislation (sometimes referred to as "Superfund" legislation) imposes liability, without regard to fault, for clean-up of certain waste sites, even though waste management activities at the site may have been performed in compliance with regulations applicable at the time. Under the Superfund legislation, one responsible party may be required to bear more than its proportional share of clean-up costs if payments cannot be obtained from other responsible parties. In addition, federal and state regulatory programs and legislation mandate clean-up of certain wastes at operating sites. Governmental authorities have the power to enforce compliance with these regulations and permits, and violators are subject to civil and criminal penalties, including fines, injunctions or both. Third parties also have the right to pursue legal actions to enforce compliance. Liability under these laws can be significant and unpredictable.

               The Company has received notices from governmental agencies that it is one of many potentially responsible parties at certain sites under relevant federal and state environmental laws. Some of these sites involve significant cleanup costs. The ultimate settlement of liability for the clean-up of such sites usually occurs many years after the receipt of notices identifying potentially responsible parties because of the many complex, technical and financial issues associated with site clean-up. The Company cannot predict its potential liability for the clean-up costs that it may incur in the future.

          Operating Hazards
               FRP's offshore sulphur mining and oil production operations, and its marine transportation operations, are subject to marine perils, including collisions, fire, explosions, hurricanes and other adverse weather conditions. FRP's mining operations are also subject to risks such as unexpected geological conditions resulting in cave-ins, flooding and rock-bursts and unexpected changes in rock stability conditions. FRP's oil exploration and production activities are subject to risks including blowouts, cratering and fires, each of which could result in personal injury to personnel or damage to property and the environment.

               The Company's operations may be subject to significant interruption, and the Company may be subject to significant liability due to industrial accidents occurring at one or more of its plants, or drilling or mining operations, or severe weather or natural disaster damage to any one or more its plants, or drilling or mining operations.

          Foreign Sales
               A significant portion of the Company's revenues come from sales outside of the United States. The Company's foreign sales are subject to numerous risks including changes in currency and exchange controls, the availability of foreign exchange, laws, regulatory policies and actions affecting foreign trade and government subsidies, tariffs and quotas.




                                      SIGNATURE
                                 ------------------

                    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                        Freeport-McMoRan Inc.


                                        By:  /s/ William J. Blackwell
                                             ------------------------------
                                             William J. Blackwell
                                                  Controller
                                            (authorized signatory and
                                           Principal Accounting Officer)

          Date:  December 20, 1996